Exhibit 24.1

MAGNOLIA OIL & GAS CORPORATION

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen Chazen, Christopher Stavros, Timothy Yang and Valerie Chase, or any of them, each with power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Magnolia Oil & Gas Corporation (the “Company”) and any or all subsequent amendments and supplements to the Annual Report on Form 10-K, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby qualifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Each person whose signature appears below may at any time revoke this power of attorney as to himself or herself only by an instrument in writing specifying that this power of attorney is revoked as to him or her as of the date of execution of such instrument or at a subsequent specified date. This power of attorney shall be revoked automatically with respect to any person whose signature appears below effective on the date he or she ceases to be a member of the Board of Directors or an officer of the Company. Any revocation hereof shall not void or otherwise affect any acts performed by any attorney-in-fact and agent named herein pursuant to this power of attorney prior to the effective date of such revocation. The execution of this power of attorney is not intended to, and does not, revoke any prior powers of attorney.

This power of attorney will be governed by and construed in accordance with the laws of the State of Delaware.

Dated: February 26, 2020

Name	Title

/s/ Stephen Chazen Stephen Chazen	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Christopher Stavros Christopher Stavros	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Arcilia Acosta Arcilia Acosta	Director

/s/ Edward Djerejian Edward Djerejian	Director

/s/ Michael MacDougall Michael MacDougall	Director

/s/ Dan F. Smith Dan F. Smith	Director

/s/ James R. Larson James R. Larson	Director

/s/ John B. Walker John B. Walker	Director

/s/ Angela Busch Angela Busch	Director